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                         EXHIBIT 10.49
                   CONSTRUCTION LOAN AGREEMENT
           (St. Andrews Apartments, Orlando, Florida)

     THIS CONSTRUCTION LOAN AGREEMENT ("this Agreement") is made as of the 23rd day of August, 1995 by and between USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership, having its principal place of business at 100 Light Street, Baltimore, Maryland 21202 (the "Borrower"), as borrower, and USF&G Realty Partners, Inc., a Maryland corporation (the "Lender"), as lender.

                          Introduction

     Borrower owns the improved real property located in Orange County, Florida, commonly known as St. Andrews Apartments at Westwood, consisting of approximately 14.5519 acres of land, more particularly described in Exhibit A to this Agreement, located on Westwood Boulevard in the City of Orlando, Orange County, Florida, with the 16 two- and three-story buildings located thereon containing 259 apartment units with not less than 216,560 aggregate net rentable square feet, and with 449 outside parking spaces (the "Real Property").

     Lender has made a loan to Borrower (the "St. Andrews Repair Loan") for certain repairs to be made to the buildings located on the Real Property, as more particularly described in Exhibit B to this Agreement (the "Repairs"). To evidence the terms of repayment of the St. Andrews Repair Loan, Borrower has executed and delivered to Lender Borrower's $3,500,000 Promissory Note dated this date (the "Note"). This Agreement and the Note are together called the "Loan Documents."

     As provided by this Agreement, Lender will disburse the proceeds of the Note to Borrower, and Borrower will use such proceeds to perform the Repairs.

                            Agreement

     THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          Repairs to the Real Property.

          (a) Borrower shall perform the Repairs on the Real Property as provided by the AIA A111 Standard Form of Agreement Between Owner and Contractor dated this date by and between Borrower, as owner, and Leffler Enterprises, Inc., as contractor, a copy of which is attached to this Agreement as Exhibit B.

          (b) Neither the acceptance nor approval by Lender of any construction plans for the Repairs, nor any subsequent inspections or approvals of the Real Property during construction shall constitute a warranty or representation by Lender as to the technical sufficiency, or adequacy or safety of the improvements or any component parts thereof, nor shall such approvals or inspections constitute such a warranty or representation as to the subsoil conditions involved in the Real Property or any other physical condition or feature pertaining to the Real Property.

          Payments of Costs and Expenses.

     Borrower shall pay all costs of performing the Repairs, including, but not limited to, the fees and expenses of the Consulting Engineer (defined in Section 4).

          Contractors.

     If any contractor or supplier of materials contracting directly with Borrower for the Repairs (a "General Contractor"), does not proceed diligently with the completion of or fails to complete such work due to causes within the control of such General Contractor, after the giving of notice and opportunity to cure as provided by such General Contractor's contract, Borrower, upon request by Lender, shall cause another General Contractor satisfactory to Lender to complete the work. Borrower and such new General Contractor shall execute a contract reasonably satisfactory to Lender for the construction of the work.
Borrower shall make no changes in any contract directly between Borrower and a contractor or supplier of materials (a "General Contract") or in any major subcontract thereof, other than minor changes in the field necessary to meet the practicalities of the circumstances and of which Borrower notifies Lender promptly, without the prior written consent of Lender.

          Consulting Engineer.

     Lender has approved Simpson Gumpertz & Heger, Inc. (the
"Consulting Engineer") to review any construction plans for the Repairs and to inspect the performance of the Repairs from time to time, at Borrower's sole cost.

          Non-assignability.

     Borrower shall not assign this Agreement, or assign, encumber or hypothecate Borrower's rights to any advances of proceeds of the St. Andrews Repair Loan under this Agreement without the prior written consent of Lender. No right to an advance hereunder shall be subject to the process of any court upon legal action by or against Borrower or by or against anyone claiming through or under Borrower.

          Advances.

          (a) Lender has retained the proceeds of the Note (the "Note Funding"), to advance to Borrower on a monthly basis in connection with the Repairs as provided by Section 1(a). Lender shall advance the Note Funding for the Repairs in amounts equal to the lesser of (i) the amounts set forth in the draw schedule attached as part of Exhibit B to this Agreement (the "Draw Schedule") for such uses, or (ii) the actual costs incurred by Borrower for such uses and not paid out of the Recovered Funds (as defined in the Note), and as further provided by this Agreement.

          (b)  Lender shall only make advances of the Note
Funding upon satisfaction of the following conditions precedent:

               (i) No Event of Default shall have occurred and be continuing;

               (ii)  Receipt by Lender of a request for such
advance in writing and in such detail as Lender shall reasonably require (a "Draw Request");

               (iii) Receipt by Lender of evidence satisfactory to Lender of the approval, if so required, by all governmental authorities having jurisdiction over the Real Property and of any construction plans, as applicable, with respect to the work for which the advance is requested;

               (iv)  Receipt by Lender of the Consulting
Engineer's certificate stating that, with respect to the work for which the advance is requested, such work has been substantially completed in accordance with any construction plans, this Agreement and the Draw Schedule, as applicable, all applicable building codes, laws, statutes and regulations;

               (v) Determination by Lender that the amounts requested to be advanced are not in excess of those provided by
Section 6(a) or Section 7, as applicable, and that the uses of such funds are as provided thereby; and

               (vi) Satisfaction of all conditions precedent to the commencement of the Repairs, as provided by Section 8.

          Draw Procedures.

     Subject to compliance by Borrower with all of the terms, provisions and conditions of this Agreement, all advances of the Note Funding shall be made as provided by the following procedures:

          (a) Lender may make any or all advances to Borrower or, at Lender's sole option, jointly to Borrower and any one or more of the General Contractors or subcontractors thereof. By making one or more advances directly to Borrower, Lender does not waive the right at any time or from time to time to make future advances jointly to Borrower and any one or more of the General Contractors or subcontractors thereof. Notwithstanding the other provisions of this Agreement, upon the occurrence of an Event of Default, Lender may, at its sole option and without liability to Borrower, make all advances or any advance directly to any General Contractor or subcontractor thereof or to any combination of them, and shall pay all loan fees, taxes, appraisals, inspection fees, recording charges, legal fees and any other outstanding amounts due, relating to the St. Andrews Repair Loan and to the Repairs. Any such advance or payment shall be deemed to have been made to Borrower or for its account;

          (b) Borrower shall submit each Draw Request to Lender not less than three (3) days before the date on which Borrower desires such advance, and Lender shall have three (3) days within which to fund each such Draw Request. Lender shall not make advances more than once each calendar month;

          (c) Lender shall make no advances for (i) materials which are not physically incorporated into the Real Property, unless suitably stored on-site as approved by Lender; or (ii) improvements to the Real Property other than as provided by
Section 1(a);

          (e) Lender shall limit the total amount of the Note Funding advanced at any time to an amount which, when deducted from $3,500,000.00, leaves a balance to be advanced which is equal to the cost of completion of the work described in Section 1(a) and shown on any construction plans for the Repairs, all as determined by Lender and the Consulting Engineer from time to time; and

          (f) Lender shall make no advances of the Note Funding after September 1, 1997. Lender shall not be obligated to readvance any portion of the Note Funding after the Borrower has repaid such portion to Lender, or to advance any portion of the Note Funding for which all conditions to disbursement, as set forth in this Agreement, have not been satisfied on or before September 1, 1997.

          Commencement of Work.

     The following are conditions precedent to the commencement of the Repairs:

          (a) No Event of Default shall have occurred and be continuing;

          (b) Receipt by Lender of evidence satisfactory to Lender of the approval, if so required, by all governmental authorities having jurisdiction over the Real Property, of any construction plans, as applicable, with respect to such Repairs;

          (c) Receipt by Lender of copies of all required permits by all governmental authorities having jurisdiction over the Real Property, for the work shown on any construction plans, as applicable, with respect to such Repairs;

          (d) The Consulting Engineer shall have in its possession a set of any Construction Plans for the Repairs, as applicable, satisfactory to the Consulting Engineer, the sheets of which are initialed or signed on behalf of all applicable General Contractors, Borrower and Lender, or otherwise approved in writing by such parties; and

          (e) Receipt by Lender of all of such items with respect to all of the Repairs previously commenced on the Real
Property.

          Liability of Lender.

          (a) Lender shall in no event be responsible or liable to any person other than Borrower for any advance of or failure to advance the proceeds of the Note Funding or the Note B Funding or any part thereof. No General Contractor, subcontractor, supplier or other person shall have any right or claim against Lender under this Agreement or the administration thereof.

          (b) Lender shall not be liable hereunder for any act or omission by it, in the absence of gross negligence or fraud. Lender shall incur no liability to Borrower by acting upon any certificate or other paper believed by Lender to be genuine and purporting to be signed by the proper party or with respect to anything which Lender may do or refrain from doing unless it amounts to gross negligence or fraud. Lender may consult with counsel selected by Lender, and any action taken or suffered in good faith by Lender in accordance with the opinion of such counsel shall be full justification and protection to Lender.

          Costs of Closing and Administration.

     Borrower shall pay all actual costs incurred by Lender in connection with the closing of the St. Andrews Repair Loan, including, but not limited to, all of Lender's actual attorneys' fees. Borrower shall also pay, promptly upon request by Lender, all actual costs of Lender in administering future advances under this Agreement or otherwise in connection with the administration and management of the St. Andrews Repair Loan, including but not limited to all actual costs in connection with advances, releases of the Real Property, bonds, title matters and title insurance, attorneys fees or any other matter relating to this Agreement or otherwise relating to the continuing aspect of the St. Andrews Repair Loan. No such costs shall be funded out of the Note Funding.

          Representations, Covenants and Warranties.

     Each executed Draw Request, and the receipt of the funds requested thereby, shall constitute an affirmation that the representations, covenants and warranties of Borrower set forth herein are true and correct as of the date thereof. Borrower makes the following representations, covenants and warranties to and with Lender:

          (a)  Borrower shall use all advances of the Note
Funding to pay the costs of the Repairs as provided by Section
1(a) and the Draw Schedule, as applicable, including payments of costs due and payable to all General Contractors and subcontractors and materials suppliers thereof; and

          (b) The Construction Plans have been or will be approved by all governmental authorities having jurisdiction over the work shown on such plans, and all necessary building permits and all other governmental and private authorizations and approvals have been or will be obtained, as provided by this Agreement.

     Events of Default and Remedies.

     The occurrence of one or more of the following events (an
"Event of Default") shall constitute a default under this
Agreement:

          (a) If a default has occurred under any term, condition, covenant, representation or warranty of the Note and any applicable cure period or grace period thereunder has expired;

          (b) If a default has occurred under any term, condition, covenant, representation or warranty of this Agreement, except as otherwise expressly provided in this Section
12, and any applicable cure period or grace period hereunder has expired;

          (c) If Borrower does not perform the Repairs in substantial compliance with any construction plans therefor approved by Lender, as applicable (as amended from time to time with the approval of Lender), and in accordance with all applicable governmental requirements, or fails promptly to submit to Lender and to the Consulting Engineer all amendments and supplements to such construction plans, or in any event fails to so submit them on or before the next succeeding requisition;

          (d) If any court of competent jurisdiction shall sign an order (i) adjudicating Borrower bankrupt, (ii) appointing a trustee or receiver of the Real Property or of a substantial part of the property of Borrower, or (iii) approving a petition for, or effecting, an arrangement or reorganization in bankruptcy, or any other judicial modification or alteration of the rights of Lender or of other creditors of Borrower; or if Borrower shall
(iv) file any petition, (v) consent to any action, or (vi) seek relief under any laws affecting creditor's rights; or if Borrower shall make an assignment for the benefit of creditors or shall admit in writing inability to pay debts generally as they become due; or

          (e) If Borrower fails to pay any sums due and owing (except sums involved in good faith disputes, for which Borrower has furnished security satisfactory to Lender) to a General Contractor, subcontractor thereof or materials supplier, upon his demand or upon the demand of Lender, for work done on or in connection with the Real Property.

          (f) Lender shall give Borrower thirty (30) days notice thereof, and Borrower shall have the right to cure within such period, for any default under Sections 12(a) through 12(e).

     Lender's Rights to Complete.

          (a) Lender may, after an Event of Default has occurred and is continuing, but shall not be obligated to, apply any unadvanced part of the Note Funding to the payment of all costs and expenses that may be incurred by Lender to complete the Repairs as provided by this Agreement and to the payment of interest on or principal of the Note, in any order acceptable to Lender.

          (b) If an Event of Default occurs and is continuing, Lender may, at its election, proceed to complete the Repairs.
For that purpose, Lender may employ such contractors, agents and employees as it deems appropriate and may advance any proceeds of the Note Funding remaining unadvanced. Lender may, but shall not be obligated to, (i) perform all the obligations of Borrower under the terms of this Agreement, with such amendments as Lender shall deem appropriate; and (ii) exercise all the rights and powers of Borrower under Borrower's contracts with General Contractors, the contracts with Borrower's architects and engineers and such other contracts and agreements as Borrower has executed or should have executed or intends to execute in connection with completion of the Repairs, and payment of all costs relating thereto. Borrower hereby grants to Lender full power and authority to do whatever is necessary or appropriate to complete the Repairs and pay all costs in connection therewith, exercisable only after the occurrence of an Event of Default.

          (c) Upon the occurrence of an Event of Default, Lender, at its sole discretion, may continue to make advances of the Note Funding. All sums so advanced shall be deemed advances under this Agreement and not modifications thereof.

          Miscellaneous.

          (a) Notices. All notices, demands and other communications between Borrower and Lender required or desired to be given in connection with this Agreement, to be effective hereunder, shall be given as provided by the Note.

          (b) No Waiver; Cumulative Remedies. No failure by Lender to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other further exercise thereof or the exercise of any other right, power or privilege. Each waiver shall be strictly construed and shall apply only to the next succeeding advance.

          (c) Survival of Agreements. All agreements, representations, covenants and warranties of Borrower made in this Agreement shall survive the making of the advances hereunder.

          (d) Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Borrower may not assign this Agreement without the prior written consent of Lender, and any assignment attempted by Borrower without such consent shall be void. Wherever the word "Lender" is used herein it shall be deemed to include also the successors and assigns of Lender. The word "Borrower" shall include the successors of Borrower and shall include those assignees of Borrower consented to in writing by Lender. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of consent by Lender of each and every further assignment, as a condition precedent to the effectiveness of such assignment.

          (e)  Time.  Time is of the essence of this Agreement.

          (f) Changes. The terms, conditions and provisions of this Agreement may only be modified, waived or terminated in writing, signed by the parties.

          (g) Applicable Law. The performance, construction and enforcement of this Agreement shall be governed by the laws of the State of Maryland.

     IN WITNESS WHEREOF, the parties have caused this Construction Loan Agreement to be executed and delivered under seal as of the date first written above.

WITNESS:                      USF&G Realty Partners, Inc., a
                              Maryland corporation, Lender



NICHOLAS F. MCCOY             By:  CHARLES R. WERHANE



                              Its: Vice President

WITNESS:                      USF&G/LEGG MASON REALTY PARTNERS
                              LIMITED PARTNERSHIP, a Maryland
                              limited partnership, Borrower

                              By:  USF&G Realty Partners, Inc., a
                                   Maryland corporation, general
                                   partner



NICHOLAS F. MCCOY             By:  CHARLES. R WERHANE



                                   Its: Vice President

                              By:  Legg Mason Realty Partners,
                                   Inc., a Maryland corporation,
                                   general partner



                                   By:  RICHARD J. HIMELFARB



                                   Its: President

                            EXHIBIT A

                  Description of Real Property




                            EXHIBIT B

                      Contract For Repairs